EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



_____________________________________________________________________________
Twelve Months to March 31                                              1997
_____________________________________________________________________________
Earnings:
  Net income................................................         $288,964
  Add income taxes..........................................          142,918
                                                                     ________
    Income before income taxes..............................          431,882
  Distributed income from unconsolidated investee,
    less equity in earnings thereof.........................             (113)
                                                                     ________
    Subtotal................................................          431,769
                                                                     ________

  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............          103,729
    Other interest expense..................................            7,668
    Portion of rentals deemed to be representative
      of the interest factor................................           10,097
    Fixed charges associated with 50% projects with debt....            2,090
                                                                     ________
TOTAL FIXED CHARGES.........................................          123,584
                                                                     ________
TOTAL EARNINGS..............................................         $555,353
                                                                     ========

RATIO OF EARNINGS TO FIXED CHARGES..........................             4.49
                                                                     ========
_____________________________________________________________________________